Letter regarding unaudited financial information from the Independent Registered Public Accounting Firm
Credit Suisse Group AG
Zurich, Switzerland
Re: Registration Statement No. 333-180300 and 333-101259
With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated April 30, 2015 related to our review of interim financial information of Credit Suisse Group AG as of March 31, 2015 and 2014 and for the three-month periods ended March 31, 2015 and 2014.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
KPMG AG
Simon Ryder                        Anthony Anzevino
Licensed Audit Expert          Global Lead Partner
Zurich, Switzerland
April 30, 2015
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